UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Stratos International, Inc. (Name of Registrant as Specified In Its Charter)

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STRATOS INTERNATIONAL

RESPONDS TO INQUIRIES ON ANNUAL MEETING DATE

CHICAGO, September 19, 2006 Stratos International, Inc. (NASDAQ: STLW) today announced, in response to inquiries from the financial community, that Stratos expects to postpone its annual meeting while Stratos devotes its attention to its previously announced process of exploring strategic alternatives.

ABOUT STRATOS INTERNATIONAL

Stratos is a leading designer, developer and manufacturer of RF and Microwave, as well as optical subsystems, components and interconnect products used in telecom, enterprise, military and video markets.

Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environments application. This expertise, coupled with several strategic acquisitions, has allowed Stratos to amass a broad range of products and build a strong IP portfolio of more than 100 patents. Stratos currently serves more than 1,300 active customers, who are primarily in telecom/datacom, military/aerospace and video markets. Stratos’ headquarters is in Chicago, Illinois, USA.

ADDITIONAL INFORMATION

In connection with its next annual meeting, Stratos will file a proxy statement with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read the proxy statement when it becomes available as it will contain important information about Stratos, the election of Stratos directors and related matters. Investors and security holders will have access to free copies of the proxy statement (when available) and other documents filed with the SEC by Stratos through the SEC web site at http://www.sec.gov. The proxy statement and related materials may also be obtained for free (when available) from Stratos by calling the company contact listed in this release.

Stratos and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Stratos annual meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Stratos' stockholders in connection with the Stratos annual meeting is set forth in Stratos' proxy statement for its 2005 annual meeting of stockholders, dated September 13, 2005 and filed with the SEC on August 8, 2005, and Stratos’ amendment to its annual report on Form 10-K/A, and filed with the SEC on August 28, 2006. Additional information will be set forth in the proxy statement for the next annual meeting when it is filed with the SEC.

SAFE HARBOR STATEMENT

This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to Stratos as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; Stratos’ dependence on a few large customers; and competition. Other risk factors that may affect Stratos’ performance are listed in

Stratos’ annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

For additional information, contact Barry Hollingsworth, Vice President & Chief Financial Officer at (708) 457-2379, or email at bhollingsworth@stratosintl.com. Website: www.stratosinternational.com.